================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                               BLUE RIDGE ENERGY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                             BLUE RIDGE ENERGY, INC.
                           632 ADAMS STREET, SUITE 710
                          BOWLING GREEN, KENTUCKY 42101

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                               THE ANNUAL MEETING


         This Proxy Statement is furnished to stockholders of Blue Ridge Energy, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., Central Daylight Time, on August 8, 2000, at 632 Adams Street, Suite 710, Bowling Green, Kentucky 42101 and at any adjournment or adjournments thereof (the "Annual Meeting"). Commencing on or about July 24, 2000, this Proxy Statement and the enclosed proxy card are being mailed to stockholders of record of the Company. The Company will bear the costs of this solicitation, which, in addition to mail, may include personal interviews, telephone calls, or telegrams by directors, officers and regular employees of the Company and its affiliates.

VOTING.

         The stock transfer book will not be closed but only record holders of outstanding shares of the Company's Common Stock, par value $.005 per share (the "Common Stock"), at the close of business on the record date, June 30, 2000, are entitled to notice of and to vote at the Annual Meeting. As of such record date, 5,809,794 shares of Common Stock were entitled to be voted. The holders of Common Stock are entitled to cast one vote for each share of Common Stock owned of record. Cumulative voting is not permitted with respect to any proposal to be acted upon at the Annual Meeting.

         The presence in person or by proxy of the holders of shares of Common Stock entitled to cast a majority of the votes entitled to be cast at the Meeting shall constitute a quorum. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Stockholders are urged to sign the accompanying proxy card and return it promptly.

         The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date to vote in the election of directors and the proposals described in the Proxy Statement. The proxy card provides space for a stockholder to vote in favor of or to withhold voting for any or all nominees for the Board of Directors, to vote for or against any proposal to be considered at the Annual Meeting or to abstain from voting for any proposal if the stockholder chooses to do so.

         To ensure representation at the Annual Meeting, each holder of outstanding shares of Common Stock entitled to be voted at the Annual Meeting is requested to complete, date, sign and return to the Company the enclosed proxy card, which requires no postage if mailed in the United States. Stockholders are urged to sign the accompanying proxy card and return it promptly. Banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries who are record holders of Common Stock entitled to be voted at the Annual Meeting are requested to forward all proxy cards, this Proxy Statement, and the accompanying materials to the beneficial owners of such shares and to seek authority to execute proxies with respect to such shares. Upon request, the Company will reimburse such record holders for their reasonable out-of-pocket forwarding expenses. The costs of this solicitation will be borne by the Company, including the costs of assembling and mailing the enclosed proxy card and this Proxy Statement.

         If properly executed and received by the Company before the Annual Meeting, or any adjournment or adjournments thereof, any proxy representing shares of Common Stock entitled to be voted at the Annual Meeting and specifying how it is to be voted will be voted accordingly. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee and neither an abstention nor a broker non vote will be counted as a vote for a proposal. Any properly executed proxy received that does not specify how it is to be voted on a proposal for which a specification may be made will be voted FOR such proposal at the Annual Meeting and any adjournment or adjournments thereof.

         Each stockholder returning a proxy card to the Company has the right to revoke it, at any time before it is voted, by submitting a later dated proxy in proper form, by notifying the Secretary of the Company in writing (signed and dated by the stockholder) of such revocation, or by appearing at the Annual Meeting, requesting the return of the proxy, and voting the shares in person.

         When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented are voted by Proxies designated on the proxy card in accordance with the stockholder's instructions. The Proxies are Edward L. Stillie, President and Chief Executive Officer of the Company, and Robert D. Burr, Chairman of the Board of the Company, each of whose names are listed on the proxy card. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the two designated Proxies and inserting the name(s) of such other person(s) to act as his or her proxy(ies). In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person(s) named as his or her proxy and for the person(s) so named to be present and to vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.


                                 PROPOSAL N0. 1

         TO ELECT SIX DIRECTORS TO SERVE FOR TERMS OF ONE YEAR.

         The affirmative vote of the holders of a majority of the combined voting power of all of the issued and outstanding shares of Common Stock voted at the Annual Meeting, voting together as a single class, is required to elect each director.

         In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors at six. The terms of all of the directors, Robert
D. Burr, Edward L. Stillie, James T. Cook, Jr., Gregory B. Shea, Russell L. Vera, and Harry J. Peters, expire in 2000 and their successors will be elected at the Annual Meeting.

         The Board of Directors has nominated Robert D. Burr, Edward L. Stillie, James T. Cook, Jr., Gregory B. Shea, Russell L. Vera, and Harry J. Peters for election as directors at the Annual Meeting to serve for a term of one year.

         Gregory B. Shea and Russell L. Vera are both son-in-laws of Robert D. Burr and James T. Cook, Jr. is the brother-in-law of Robert D. Burr. Each of the nominees has consented to being named as a nominee and to serve as a director if elected. However, if for any reason any nominee for director is not a candidate at the election, the enclosed proxy will be voted for the election of a substitute nominee at the discretion of the person or persons voting the enclosed proxy. The Board of Directors has no reason to believe that any nominee named herein will be unable to serve.

         Information regarding the nominees and the directors of the Company, who are also all of the Executive Officers of the Company, whose terms expire in 2000 is provided below.

NOMINEES FOR ELECTION AS DIRECTORS.

Term of Office                                                                                   Director
to Expire in 2001         Age       Principal Occupation                                         Since
-----------------         ---       --------------------                                         --------
Robert D. Burr             54       Chairman of the Board                                        1996
Edward L. Stillie          55       Director, President & Chief Executive Officer                2000
James T. Cook, Jr.         47       Director, Senior Vice President-Finance,
                                    Secretary and Treasurer                                      1996
Harry J. Peters            57       Director                                                     2000
Gregory B. Shea            38       Director, Senior Vice President-Operations                   1999
Russell L. Vera            38       Director, Senior Vice President-Exploration                  2000
                                    and Development

         ROBERT D. BURR, age 54, Bowling Green, Kentucky, has been Chairman of the Board, President and Chief Executive Officer of the Company since May, 1996. He served as President and Chief Executive Officer until March 1, 2000. Mr. Burr has also been the Chairman of the Board, President and Chief Executive Officer of Blue Ridge Group, since August 1993. Mr. Burr is a native of Port Arthur, Texas and attended McNeese State College, Lake Charles, Louisiana. He has been active for over 25 years in the oil and gas business with a myriad of companies.

         EDWARD L. STILLIE, age 55, Bowling Green, Kentucky, joined the Company on March 1. 2000 as President and Chief Executive Officer. Mr. Stillie became a Director on April 1, 2000. For the past 20 years he has been a senior executive with several nationally prominent companies. Most recently, he was National Marketing Director and Senior Vice President for Houston-based Swift Energy Company from October 30, 1994 to March 1, 2000. He holds a Bachelor of Science Degree in Business and Public Administration from the University of Maryland and a Masters Degree in Business Administration from the University of Central Michigan.

         JAMES T. COOK, Jr., age 47, Bowling Green, Kentucky, has been Sr. Vice President, Finance, Secretary and Treasurer and a Director of the Company since May 1996. He is an accountant by training, and a graduate of Stephen F. Austin State University, Nacogdoches, Texas. From 1983 to 1989, he was Vice President, Finance and Treasurer of the Shanley Corp., Dallas, Texas, a publicly owned oil and gas exploration company. From 1990 through 1994, he served in various financial capacities for a group of Florida based companies with interests in Caribbean resorts, stores, and manufacturer of bath products. Since June 1, 1995, he has been a Director and the Sr. Vice-President-Finance and Chief Financial Officer of Blue Ridge Group. In 1997, Mr. Cook became the brother-in-law of Mr. Burr.

         HARRY J. PETERS, age 57, Bowling Green, Kentucky. Mr. Peters joined the Company as Sr. Vice President-Sales and Marketing from April 2000 to July, 2000 and has served as a Director since April 4, 2000. A native of New York, he has over 30 years of experience in sales and marketing, both domestic and international. Over the years, he has developed close working relationships with investment bankers, institutional investors, and securities dealers while directing market financing of reserve purchases, and raising drilling risk capital and venture capital for wells in Texas, Kentucky, Oklahoma, Louisiana, Colorado, West Virginia and Utah. Mr. Peters has been a Director and Sr. Vice President-Sales and Marketing of Blue Ridge Group since April of 1999. He is a graduate of St. Michaels College in Santa Fe, New Mexico.

         GREGORY B. SHEA, age 38, Bowling Green, Kentucky, has been a Director and Senior Vice President-Operations of the Company since August, 1999. Since that time, Mr. Shea has managed Blue Ridge Group's Kentucky drilling and field operations. Mr. Shea has been President of Blue Ridge Builders, Inc., a residential/commercial builder in Bowling Green, Kentucky and a majority-owned subsidiary of Blue Ridge Group since November, 1994 and he was elected a Director of Blue Ridge Group in February, 1995. He is a native of Plano, Texas. Between 1981 and 1986, he attended the University of North Texas. Mr. Shea is a son-in-law of Mr. Burr.

         RUSSELL L. VERA, age 38, Bowling Green, Kentucky, became a Director and Sr. Vice President-Exploration and Development of the Company on April 4, 2000. A native of Gonzales, Texas, Mr. Vera attended the University of Houston for four years a graphic arts major. He served as President of Fortune Exploration, Inc., Irving, Texas, an independent oil and gas producer, from 1989 until 1992, and President of Oak Ridge Exploration, Inc., Shreveport, Louisiana, in 1992. He has served as President of Fortune Exploration of Kentucky, Inc. from 1992 until the present. Mr. Vera is a son-in-law of Mr. Burr.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of the copies of such forms furnished to the Company or written representations that no other reports were required, the Company believes that during the 1999 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners have been complied with.


EXECUTIVE COMPENSATION

         The following compensation was paid directly to the executives of the Company during the years ended December 31, 1999, 1998 and 1997:


                                  Annual Compensation           Long-Term Compensation Awards              All Other
                                                                                                Payouts   Compensation
Name and                                         Other Annual   Restricted        Securities     LTIP         ($)
Principal Position  Year    Salary    Bonus      Compensation  Stock Awards       Underlying    Payouts
                               ($)     ($)           ($)           ($)           Options/SAR's    ($)
Robert D. Burr      1999    $   0    $     0        $   0         $   0                0         $   0       $   0
                    1998    $   0    $25,000        $   0         $   0                0         $   0       $   0
                    1997    $   0    $     0        $   0         $   0                0         $   0       $   0
James T. Cook, Jr.  1999    $   0    $     0        $   0         $   0                0         $   0       $   0
                    1998    $   0    $     0        $   0         $   0                0         $   0       $   0
                    1997    $   0    $     0        $   0         $   0                0         $   0       $   0
Gregory B. Shea     1999    $   0    $     0        $   0         $   0                0         $   0       $   0
                    1998    $   0    $     0        $   0         $   0                0         $   0       $   0
                    1997    $   0    $     0        $   0         $   0                0         $   0       $   0


SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The table below sets forth each stockholder who is known to the Company to be the beneficial owner of more than 5% of the common stock of the Company at December 31, 1999.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                   Name and Address                  Amount and Nature
Title of Class                     of Beneficial Owner               of Beneficial Owner         Percent of Class
--------------                     -------------------               -------------------         ----------------
Indirect Ownership:

Common stock                       Robert D. Burr                          1,872,235     (1)           19.1%
                                   632 Adams Street-Suite 710
                                   Bowling Green, KY 42101
Common stock                       Russell L. Vera                         1,872,235     (2)           19.1%
                                   632 Adams Street-Suite 110
                                   Bowling Green, KY 42101

Direct Ownership:

Common stock                       Blue Ridge Group, Inc.                  7,126,893     (3)           72.7%
                                   632 Adams Street Suite 700
                                   Bowling Green KY 42101

(1) Mr. Burr's beneficial ownership is attributable to his ownership of 26.27% of Blue Ridge Group which owns 72.7% of the Company. Included in this table are warrants held by Blue Ridge Group to purchase 4,000,000 shares of the Company at $0.05 per share. Said warrants expire March 31, 2003.

(2) Mr. Vera's beneficial ownership is attributable to his ownership of 26.27% of Blue Ridge Group which owns 72.7% of the Company. Included in this table are warrants held by Blue Ridge Group to purchase 4,000,000 shares of the Company. Said warrants expire March 31, 2003.

(3) Blue Ridge Group's beneficial ownership is attributable to its direct ownership of 3,126,893 shares of common stock and warrants to purchase 4,000,000 shares at $0.05. Said warrants expire March 31, 2003.

(4) Mr. Burr and Mr. Vera (Mr. Burr's son-in-law) have disclaimed beneficial interest in each others respective shares.

The table below sets forth the beneficial stock ownership of all directors and officers of the Company as of December 31, 1999.

                            Name and Address                Amount and Nature
Title of Class              of Beneficial Owner             of Beneficial Owner             Percent of Class
--------------              -------------------             -------------------             ----------------
Common stock                Robert D. Burr, President           1,872,235 (1)                      19.1%
Common stock                All Directors and Officers          1,872,235                          19.1%
                            as a group (6 persons)

(1) Mr. Burr's beneficial ownership is attributable to his ownership of 26.27% of Blue Ridge Group which in turn owns 72.7% of the Company. Included in this table are warrants held by Blue Ridge Group to purchase and additional 4,000,000 shares of the Company at $0.05 a share. Said warrants expire on March 31, 2003.

MEETINGS AND COMPENSATION.

BOARD OF DIRECTORS. During the year ended December 31, 1999, the Board of Directors of the Company met on six occasions, either in person or telephonically. The Company does not have any Director Committees such as an Audit Committee, Compensation Committee, etc. Each of the Company's directors attended at least 75% of the meetings of the Board of Directors.

         During 1999, the Company's Directors, Messrs Burr, Cook and Shea received no compensation for their services to the Company;

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS.

         On March 1, 2000, the Company executed a five-year employment agreement with Mr. Stillie, its President and Chief Executive Officer. Mr. Stillie's primary duties will be (i) the raising of capital and (ii) serving in a management capacity for the Company. The agreement provides for such compensation as the Board of Directors deems appropriate and a graduated stock bonus plan to award Mr. Stillie up to 20,000 shares of the Company's common stock, per year, based upon the amount of capital raised by Mr. Stillie.

         The agreement may be terminated by either party upon 60 days written notice. Such termination by the Company shall require the affirmative vote of a majority of the members of the Board of Directors then in office who have been or will have been directors for the two year period ending on the date notice of the meeting or written consent to take such action is first provided. In the case of termination by the Company, Mr. Stillie shall continue to receive his salary and insurance benefits for six months from the day he last worked on the Company's behalf. Mr. Stillie shall not receive such compensation if the Company terminates his employment for cause.

         In the event Mr. Stillie's employment is terminated (either by the Company or by his resignation) after, by, on account of, or in connection with, a "Change of Control" as defined by the agreement; the Company (i) shall pay Mr. Stillie a lump sum equal to twelve month's salary plus an additional two week's salary for every year of service to the Company, (ii) continue at the company's expense such medical and dental coverage as then in effect for the remainder of the term of the agreement, and (iii) pay one year's premium on the group life insurance policies carried on Mr. Stillie's life. In the event of termination due to Mr. Stillie's death or permanent disability, the Company shall pay to Mr. Stillie or his estate any compensation or bonuses payable under the terms of this agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Blue Ridge Group owns approximately 53.9% of the Common Stock of the Company as of December 31, 1999. The Company has entered into several transactions with Blue Ridge Group as follows:

  STOCK TRANSACTIONS

         In March 1996, Blue Ridge Group acquired 1,000,000 shares of the Company's common stock from the Company for $0.10 a share, or $100,000. In June 1996, after a five to one share reverse stock split Blue Ridge Group acquired another 1,000,000 shares of common stock from the Company for $0.05 per share, or $50,000 and warrants to purchase an additional 2,000,000 shares of common stock at $0.05 per share. During February 1998, the Company granted warrants to Blue Ridge Group to purchase an additional 5,000,000 shares of restricted common stock at $0.05 per share.

         In June 1997, Blue Ridge Group exercised warrants to purchase 200,000 restricted shares of the Company's common stock.

         In June 1998, Blue Ridge Group exercised warrants to purchase 2,800,000 restricted shares of the Company's common stock. At December 31, 1999, Blue Ridge Group owned warrants to purchase an additional 4,000,000 shares of common stock at $0.05 per share.

         In October, 1996, the Smackover/Woodbine I Joint Venture sponsored by the Company, and the West Currie Joint Venture sponsored by an affiliate, agreed to purchase 117,500 shares of the Company Series B Preferred Stock at $3.00 per share. As of December 31, 1998, 117,500 shares of Series B Preferred Stock had been issued under this arrangement. These Series B Preferred shares were exchanged for 235,000 shares of the Company Common shares during 1998.

         Under a previous arrangement with one of the Company's partnerships (the Home Stake Joint Venture), the Company had agreed to provide certain workover funds and had the rights to 100% of the partnership's revenues from the well until the workover funds had been recovered. Thereafter, the Home Stake Joint Venture would revert to its original working interest position. During 1999, the Company issued 250,000 shares of its common stock in exchange for the partnership's reversionary interest in the well.

LOANS FROM BLUE RIDGE GROUP

         During 1996, Blue Ridge Group loaned $126,000 to the Company for the purchase of a working interest in a gas well in Vermillion Parish, Louisiana. This loan was repaid during the first quarter of 1997.

         During 1997, the Company purchased for $250,000 the JW Harris #1C oil well, Frio County, Texas from two shareholders of Blue Ridge Group. The shareholders were the Longhorn Trust and the Argyle Trust, which were Trusts established under Kentucky law for the benefit of the families of Robert Burr and Russell Vera, respectively. Russell Vera is a son-in-law of Robert Burr. Subsequent to this purchase, the well's performance deteriorated significantly and the selling parties agreed to buy the well back from the Company for the original purchase price of $250,000. This $250,000 was paid in March, 1998.

         During 1998, the Company agreed to participate with Blue Ridge Group in the acquisition and development of oil and gas properties in the Appalachian Basin of Kentucky. The Company advanced $1,300,000, bearing interest at 12% per annum, to Blue Ridge Group related to these acquisitions.

         During the years ended 1998 and 1999, the Company earned interest income under this arrangement of $73,400 and $27,153, respectively. During 1999, Blue Ridge Group reduced this obligation through the sale of a drilling rig and ancillary equipment to the Company and performance of services in the drilling and completion of various oil and gas wells under the terms of turnkey drilling contracts. As of December 31, 1999, the balance had been reduced to $627,304. Blue Ridge Group reduced this obligation to $-0- in 2000 through the performance of additional services under the terms of turnkey drilling contracts and cash payments.

  CONTRACTUAL AGREEMENTS

         Since June of 1996, the Company has entered into turnkey drilling contracts with Blue Ridge Group and other affiliates for the acquisition, drilling, completing and equipping of oil and gas wells for the Company and the nine (9) oil and gas drilling partnerships that the Company has sponsored. A summary of the amounts involved in these contracts is as follows:

         Year Ended       December 31, 1996    $ 1,308,070
         Year Ended       December 31, 1997    $ 2,227,560
         Year Ended       December 31, 1998    $ 1,428,382
         Year Ended       December 31, 1999    $ 3,616,100

         The terms of the contracts or transactions that the Company entered into with Blue Ridge Group were on terms that were no more favorable than those obtained from unaffiliated parties.

         Blue Ridge Group provides various management, administrative, accounting and geological services for the Company at a rate of $20,000 per month which has been determined on a proportional basis because specific identification of expenses is not practical. Management believes that this cost allocation method of expenses is reasonable.

         The Company also reimburses Blue Ridge Group for marketing costs paid on its behalf which amounted to $176,540 in 1999. As of December 31, 1999 and 1998, approximately $-0- was due and payable to Blue Ridge Group under this arrangement.

         In March 1999, the Company purchased ancillary equipment to be used in association with drilling rig #4 from Blue Ridge Group at a price of $415,000. In April 1999, the Company purchased drilling rig #2 with associated ancillary equipment from Blue Ridge Group at a price of $750,000.

         During 1999 and 1998, the Company had no significant customers or suppliers, other than its major stockholder, (Blue Ridge Group) who could individually have a significant adverse effect on the Company's operations.

         The Company has an affiliated broker dealer, Ridgemont Securities, Inc., that raises the majority of the Company's funds through private placement offerings for oil and gas wells and the issuance of preferred stock for which the Company pays Ridgemont Securities various fees and commissions. The fees and expenses paid to Ridgemont Securities, Inc. by the Company and the oil and gas partnerships during 1999 and 1998 are as follows:

                                             1999           1998
                                          ----------      --------
         Commissions                      $1,088,138      $546,713
         Due Diligence Fees                   43,493        49,938
         Promotional Services                200,000            --
         Reimbursed Expenses                  80,780       101,511
                                          ----------      --------
         Total                            $1,412,411      $698,162
                                          ==========      ========

         The Company contracts with Blue Ridge Group to manage and operate the two drilling rigs it owns. Blue Ridge Group also manages two other rigs owned by other affiliates of Blue Ridge Group.

         Blue Ridge Group collects all drilling revenues and pays all expenses related to the drilling operations and accounts to the Company on a periodic basis for the net profits from operations for the two rigs owned by the Company. The Company reported revenues of $792,439 and costs of $709,308 from the operation of the drilling rigs for the year ended December 31, 1999.

         During 1999, the Company made the following property acquisitions from partnerships they had previously syndicated:

         In 1999, the Company acquired a 100% working interest in the Keegan Gibson #1 oil well in Smith County, Texas in exchange for issuing warrants to purchase 335,725 shares of the Company Common stock at $3.00 per share. The warrants are exercisable during the period March 27, 2000 and March 27, 2005. This Property acquisition was recorded at the Company's cost basis in the partnership including accounts receivable, which management believes approximates the fair market value of the property. No basis was attributed to the warrants issued.

         The Company acquired in 1999, a 100.0% working interest in two gas wells in Sherman County, Texas in exchange for warrants to purchase 521,208 shares of the Company Common stock at $3.00 per share. The transaction was recorded at the Company's cost basis in the partnership which approximates fair value. The Company did not allocate any cost basis to the common stock warrants.

         During November, 1999, the Company acquired a 30% working interest in nine gas wells in Harlan County, Kentucky owned by two of its oil and gas partnerships in exchange for the Company's 53.4% working interest in a gas well in Wharton County, Texas, the Company's 12.5% working interest in five development wells in Mingo and Wyoming Counties of West Virginia, and 968,300 warrants to purchase the Company's Common stock at $3.00 per share. The transaction was recorded, in accordance with FASB 123, at the estimated fair value of the assets received being $338,400, as this was considered a more reliable measurement.

         During 1999 and 1998, the Company had no significant customers or suppliers, other than its major stockholder, (Blue Ridge Group) who could individually have a significant adverse effect on the Company's operations.

           The terms of the contracts or transactions that the Company entered into with Blue Ridge Group were on terms that were no more favorable than those obtained from unaffiliated parties.


INDEPENDENT PUBLIC ACCOUNTANTS

         Looney, Samson & Associates, P.L.L.C. ("LSA") is engaged as the Company's independent public accountant to audit its financial statements. LSA has audited the financial statements of the Company since fiscal 1996. Stockholder ratification of the appointment of auditors is not required. It is not anticipated that LSA will be represented at the Annual Meeting.


STOCKHOLDER PROPOSALS

         Any proposal that a stockholder of the Company intends to present at the 2001 Annual Meeting of Stockholders must be received by the Secretary at the Company's principal executive offices, at 632 Adams Street, Suite 710, Bowling Green, Kentucky 42101, by March 1, 2001 in order to be considered by the Board of Directors for inclusion in the Board of Directors' proxy solicitation materials for that meeting.

ANNUAL REPORT

         Please refer to the Company's 1999 Annual Report to Stockholders which accompanies this Proxy Statement for financial statements, other financial information, management's discussion and analysis of the financial condition and results of operations for the Company.

NO OTHER MATTERS

         We know of no business other than the matters discussed in this proxy statement that properly may be, or is likely to be, brought before the meeting.





                               Blue Ridge Energy, Inc.
                               By Order of the Board of Directors


                               /s/ James T. Cook, Jr.
                               James T. Cook, Jr.
                               Corporate Secretary

Bowling Green, Kentucky
July 24, 2000

                            BLUE RIDGE ENERGY, INC.

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                          Annual Meeting to be held on
                        August 8, 2000 at 10:00 a.m. CDT

For stockholders as of                                              Control No.
         6/30/00                                                    ____________

The undersigned appoints Edward L. Stillie and Robert D. Burr, or either of them, as proxies, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company set forth above and to vote as specified in this proxy all shares of Common Stock of the company held of record by the undersigned on June 30, 2000.

This proxy, when properly executed, will be voted in the manner specified herein by the undersigned stockholder. If no directions are indicated, this proxy will be voted for Proposals 1 and 2.

PROPOSALS

1.  ELECTION OF DIRECTORS

    1.  Robert D. Burr
    2.  Edward L. Stillie
    3.  James T. Cook, Jr.
    4.  Harry J. Peters
    5.  Gregory B. Shea
    6.  Russell L. Vera

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    [ ] For           [ ] Against         [ ] Abstain

The Board of Directors recommends a vote for Proposals 1 and 2.


                            BLUE RIDGE ENERGY, INC.

                          Annual Meeting to be held on
                        August 8, 2000 at 10:00 a.m. CDT



                                   Directors
                                   ---------
                          (Mark "X" for only one box)

                           [ ]  For all Nominees
                           [ ]  Withhold all Nominees
                           [ ] Withhold authority to vote for any individual Nominee. Write number(s) of Nominees below:

Use numbers only ____________________


________________________________________   _____________
Signature                                  Date


Blue Ridge Energy, Inc.
632 Adams Street, Suite 710
Bowling Green, Kentucky 42101



--------------------------------------------------------------------------------


                                  Client Label


--------------------------------------------------------------------------------

                              VOTING INSTRUCTIONS:


TO OUR CLIENTS:

WE HAVE BEEN REQUESTED TO FORWARD TO YOU THE ENCLOSED PROXY MATERIAL RELATIVE TO SECURITIES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BU US AS THE HOLDER OF RECORD. WE SHALL BE PLEASED TO VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES. IF YOU WILL EXECUTE THE FORM AND RETURN IT TO US PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IT IS UNDERSTOOD THAT, IF YOU SIGN WITHOUT OTHERWISE MARKING THE FORM, THE SECURITIES WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS ON ALL MATTERS TO BE CONSIDERED AT THE MEETING,

FOR THIS MEETING, THE EXTENT OF OUR AUTHORITY TO VOTE YOUR SECURITIES IN THE ABSENCE OF YOUR INSTRUCTIONS CAN BE DETERMINED BY REFERRING TO THE APPLICABLE VOTING INSTRUCTION NUMBER INDICATED ON THE FACE OF YOUR FORM.

VOTING INSTRUCTION NUMBER 1 -
---------------------------

WE URGE YOU TO SEND IN YOUR INSTRUCTIONS SO THAT WE MAY VOTE YOUR SECURITIES IN ACCORDANCE WITH YOUR WISHES. HOWEVER, THE RULES OF THE NEW YORK STOCK EXCHANGE PROVIDE THAT IF INSTRUCTIONS ARE NOT RECEIVED FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, THE PROXY MAY BE GIVEN AT DISCRETION BY THE HOLDER OF RECORD OF THE SECURITIES. (ON THE TENTH DAY, IF THE PROXY MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE; ON THE FIFTEENTH DAY IF PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN. PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 2 -
---------------------------

WE WISH TO CALL YOUR ATTENTION TO THE FACT THAT, UNDER THE RULES OF THE NEW YORK STOCK EXCHANGE, WE CANNOT VOTE YOUR SECURITIES ON ONE OR MORE OF THE MATTERS TO BE ACTED UPON AT THE MEETING WITHOUT YOUR SPECIFIC VOTING INSTRUCTIONS.

IF WE DO NOT HEAR FROM YOU PRIOR TO THE ISSUANCE OF THE FIRST VOTE, WE MAY VOTE YOUR SECURITIES IN OUR DISCRETION TO THE EXTENT PERMITTED BY THE RULES OF THE EXCHANGE (ON THE TENTH DAY, IF THE PROXY MATERIAL WAS MAILED AT LEAST 15 DAYS PRIOR TO THE MEETING DATE; ON THE FIFTEENTH DAY IF THE PROXY MATERIAL WAS MAILED 25 DAYS OR MORE PRIOR TO THE MEETING DATE). IF YOU ARE UNABLE TO COMMUNICATE WITH US BY SUCH DATE, WE WILL NEVERTHELESS FOLLOW YOUR VOTING INSTRUCTIONS, EVEN IF OUR DISCRETIONARY VOTE HAS ALREADY BEEN GIVEN, PROVIDED YOUR INSTRUCTIONS ARE RECEIVED PRIOR TO THE MEETING DATE.

VOTING INSTRUCTION NUMBER 3 -
---------------------------

IN ORDER FOR YOUR SECURITIES TO BE REPRESENTED AT THE MEETING, IT WILL BE NECESSARY FOR US TO HAVE YOUR SPECIFIC VOTING INSTRUCTIONS. PLEASE DATE, SIGN AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

VOTING INSTRUCTION NUMBER 4 REMINDER -
------------------------------------

WE HAVE PREVIOUSLY SENT YOU PROXY SOLICITING MATERIAL PERTAINING TO THE MEETING OF SHAREHOLDERS OF THE COMPANY INDICATED.

ACCORDING TO OUR LATEST RECORDS, WE HAVE NOT AS YET RECEIVED YOUR VOTING INSTRUCTION ON THE MATTERS TO BE CONSIDERED AT THIS MEETING AND THE COMPANY HAS REQUESTED US TO COMMUNICATE WITH YOU IN AN ENDEAVOR TO HAVE YOUR SECURITIES VOTED.

THE VOTING INSTRUCTIONS REQUEST PERTAINS TO SECURITIES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. SUCH SECURITIES CAN BE VOTED ONLY BY US AS THE HOLDER OF RECORD OF THE SECURITIES. PLEASE DATE, SING AND RETURN YOUR VOTING INSTRUCTIONS TO US PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

SHOULD YOU WISH TO ATTEND THE MEETING AND VOTE IN PERSON, PLEASE CHECK THE BOX ON THE FRONT OF THE FORM FOR THIS PURPOSE. A LEGAL PROXY COVERING YOUR SECURITIES WILL BE ISSUED TO YOU.